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Exhibit 10.23

[Letterhead of Vista Gold Corp.]

                        January 19, 2005

Mr. James (Jim) A. Currie
President
Luzon Minerals Ltd.
9th Floor, 555 Burrard Street
Box 273, Two Bentall Centre
Vancouver, British Columbia V7X 1M8

Dear Jim:

Purchase and Sale of Amayapampa Gold Project
— Amendment to Purchase Agreement —

Further to our agreement dated December 11, 2003, as amended by our agreements dated May 28, 2004 and July 29, 2004 (collectively, the "Agreement"), which sets out our agreement on the terms on which Vista Gold Corp ("Vista") has agreed to sell to Luzon Minerals Ltd. ("Luzon") and Luzon has agreed to purchase Vista's interest in the Amayapampa Gold Project, this letter confirms our agreement to further amend the terms outlined in the Agreement as described below. As discussed, we understand that, subject to our agreement to amend the Agreement as described below, Luzon has determined that it intends to complete its acquisition of the Amayapampa Project and we look forward to working with you to complete this transaction. All capitalized terms used and not otherwise defined herein have the meanings ascribed to those terms in the Agreement.

Subject to the approval of the TSX Venture Exchange with respect to matters relating to Luzon (such approval to be sought by Luzon as soon as practicable after the date of this letter and confirmation thereof provided to Vista), we hereby agree to amend the Agreement as follows.

1.        Subparagraph 1(a)(iii) of the Agreement is hereby amended to delete the words "Unless Luzon has previously provided Vista with written notice of its intention not to proceed with transactions contemplated by this letter," and to delete sub-subparagraph (C) and replace it with the following:

  "(C) within five business days of receiving approval of the TSX Venture Exchange, Luzon will pay to Vista U.S. $100,000 and issue to Vista 2,000,000 Common Shares. In addition, on the earlier of June 15, 2005 or the date of the next financing completed by Luzon after January 19, 2005, Luzon will at its option either (D) pay to Vista U.S. $850,000 in cash or (E) pay to Vista U.S. $425,000 in cash and U.S. $425,000 in units consisting of Common Shares and warrants to acquire Common Shares. If Luzon elects to pay cash and units pursuant to item (E) and completes a financing on or before June 15, 2005, the price for and terms of each unit will be identical to the price and terms of any units issued by Luzon to other arm's length investors as part of such next financing. If a financing is not completed on or before June 15, 2005 (or is completed but does not involve the issuance of units), each unit will consist of one Common Share and one three year warrant to acquire one Common Share and the price of each unit and the exercise price of each warrant will be equal to lowest price and exercise price, respectively, permitted under the rules of the TSX Venture Exchange".

2.          Subparagraph 1 (a)(iv) of the Agreement is hereby deleted and replaced with the following:

                    "(iv) Within five days of the date that is the earlier of (A) June 15, 2006 or (B) the date that Luzon commences construction at the Amayapampa Project, Luzon will pay to Vista U.S. $4,000,000, or at Vista's option in lieu thereof, pay and issue to Vista cash and/or Common Shares in accordance with Schedule "A" to this letter."

3.          Paragraph 1(c) of the Agreement is hereby amended to delete the reference to "June 1, 2004" and replace it with "February 15, 2005".

4.          Subparagraph 1(d)(ii) of the Agreement is hereby deleted and replaced with the following [amendments highlighted]:

                    "(ii) notwithstanding the expiry of any hold period applicable under securities laws to the 2,000,000 Common Shares issued to Vista in accordance with subparagraph 1(a)(iii), Vista agrees that it will not trade or otherwise dispose of such shares for a period of 12 months following the date such shares are issued. The Common Shares underlying the units issued to Vista in accordance with subparagraph (a)(iii), the Common Shares issued to Vista in accordance with subparagraphs 1(a)(i) and (iv) will not be subject to any such additional hold period and subject to subparagraphs (d)(iii) and (iv) below may be traded or otherwise disposed of by Vista at any time as permitted by applicable securities laws;"

Except as amended by this letter, the Agreement remains in effect.

Yours truly,

VISTA GOLD CORP.

By:	/s/ MICHAEL B. RICHINGS
Michael B. Richings President and CEO
Agreed to and accepted this day of January, 2005
LUZON MINERALS LTD.
By:	/s/ JAMES A. CURRIE
Authorized Signatory Name: James (Jim) A. Currie Title: President

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  Exhibit 10.23